                                                                    EXHIBIT 10.3

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated March 26, 2003 and as of January 1, 2003, by and between Jack Friedman ("Executive") and JAKKS Pacific, Inc., a Delaware corporation ("JAKKS" or the "Company").

                              W I T N E S S E T H:

        WHEREAS, Executive and the Company entered into an Employment Agreement, dated as of July 1, 1999 (the "Initial Agreement"), amended as of February 7, 2000 by an Amendment to Employment Agreement (the "First Amendment" and, together with the Initial Agreement, the "Employment Agreement"); and

        WHEREAS, Executive and the Company desire to amend and restate the terms of the Employment Agreement to provide for Executive's continued employment by the Company on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. OFFICES AND DUTIES. The Company hereby employs Executive during the Term (as hereinafter defined) to serve as the Company's Chief Executive Officer and to perform such executive and supervisory duties on behalf of the Company as the Company's Board of Directors may from time to time reasonably direct. The Company's Board of Directors shall elect Executive to serve as the Company's Chairman, and may elect or designate Executive to serve in such other corporate offices of the Company or a subsidiary of the Company as the Company's Board of Directors from time to time may deem necessary, proper or advisable. Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section. Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, but Executive shall not be required to devote any minimum amount of time or report or perform his duties hereunder on a fixed or periodic basis, and, subject to Sections 9, 10 and 11, Executive may engage or participate in such other activities incidental to any other employment, occupation or business venture or enterprise as do not materially interfere with or compromise his ability to perform his duties hereunder. Executive shall at all times be subject to the direction and control of the Company's Board of Directors, and observe and comply with such rules, regulations, policies and practices as the Company's Board of Directors may from time to time establish.

           2. TERM. The employment of Executive hereunder shall commence as of the date hereof and continue for a term ending on December 31, 2010, subject to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, "Termination Date" means the last day of the Term.

           3.  COMPENSATION.

           (a)(i) Base Salary. As compensation for his services hereunder, the Company shall pay to Executive a base salary in 2003 at the rate of $965,000 per annum, and in each subsequent year during the Term at a rate to be determined by the Compensation Committee of the Company's Board of Directors, but that is at least $25,000 more than the rate in the immediately preceding year (the "Base Salary"). The Base Salary shall be paid to Executive in substantially equal installments no less often than twice monthly, subject to any required tax withholding.

           (a)(ii) Restricted Stock Awards. Subject to the terms of (including, without limitation, the availability of shares reserved for issuance thereunder) the Company's 2002 Stock Award and Incentive Plan (as in effect on the date hereof and as subsequently may be amended, from time to time, the "Plan") and the applicable restricted stock agreement, which shall be substantially in the form annexed hereto as Exhibit A, and as additional consideration for Executive agreeing to amend and restate the terms of his Employment Agreement by, among other things, modifying and replacing the 4% Bonus (as defined in the Initial Agreement) in the manner provided in Section 3(c) herein, (A) upon the execution of this Agreement, the Company shall grant to Executive 240,000 shares of restricted common stock, par value $.001 per share (the "Restricted Stock"), of the Company and (B) on each of the next seven (7) anniversaries of the date hereof, the Company shall grant to Executive 120,000 shares of Restricted Stock. Each award of Restricted Stock shall vest (and associated restrictions shall lapse) in accordance with Exhibit B hereto and the terms of the applicable restricted stock agreement.

           (b) 2003 Bonus Opportunity. In addition to the compensation set forth in Section 3(a), Executive shall be eligible to receive a cash bonus (the "4% Bonus") in respect of the 2003 Bonus Period (as hereinafter defined) if the Company's Pre-Tax Income (as hereinafter defined) equals or exceeds the 2003 Bonus Target (as hereinafter defined), in an amount equal to the lesser of (A) four (4%) percent of such Pre-Tax Income and (B) $2,000,000. If earned, the Company shall pay the 4% Bonus to Executive, subject to any required tax withholding, no later than March 31, 2004.

                  For purposes of this Section 3(b):

                  (A) The "2003 Bonus Period" is either calendar year 2003 or, if the Term ends during 2003 on a day other than December 31, 2003, the portion of calendar year 2003 ending on the last day of the last full month ending during the Term.

                  (B) The "2003 Bonus Target" is (A) $2,000,000, if the 2003
Bonus Period consists of twelve (12) calendar months, or (B) in any other case, the product of (I) $5,479.45 and (II) the number of days included in the 2003 Bonus Period.

                  (C) The "Pre-Tax Income" in the 2003 Bonus Period is the Company's income before any deduction or reserve for income taxes and without any adjustment for any extraordinary item.

                  (D) The determination of the 2003 Bonus Target, Pre-Tax Income and the 4% Bonus for the 2003 Bonus Period, including all estimates, allocations or prorations required to be made in connection therewith, shall be made by the Company's regularly-engaged independent certified public accountants (the "Auditors") in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with past periods, which determination, absent manifest error, shall be conclusive and binding upon the Company and Executive. If the 2003 Bonus Period ends prior to December 31, 2003, and any year-end adjustment is subsequently made that affects the determination of the 4% Bonus for the 2003 Bonus Period, the Company shall promptly give written notice to Executive of any change proposed to be made to the 4% Bonus, setting forth in reasonable detail therein the amount of and basis for such change. If such change involves an increase to the 4% Bonus, the Company shall pay such increase to Executive concurrently with the delivery of such notice; and if such change involves a decrease to such 4% Bonus, Executive shall repay the amount of such decrease to the Company promptly, and in any event within sixty (60) days after receipt of such notice.

           (c) Subsequent Bonus Opportunity. In addition to the compensation set forth in Section 3(a), Executive shall be eligible to receive during each year of the Term following calendar year 2003, a performance-based award determined as follows:

           (c)(i) Cash Bonus. During each calendar year of the Term (or applicable portion thereof) following calendar year 2003, Executive shall be eligible to receive, subject to the terms of the Plan, a cash performance bonus (the "Performance Bonus" and together with the 4% Bonus, the "Bonuses") of up to 200% of Executive's then current Base Salary based on the year-over-year growth of the Company's Adjusted EPS (as defined below). If awarded with respect to any such calendar years, the Company shall pay the Performance Bonus to Executive, subject to any required tax withholding, no later than ninety (90) days after the later of (i) the end of such calendar year or (ii) completion of an audit by the Company's then current Auditors. The Base Salary used to determine the amount of the Performance Bonus shall be the Base Salary in effect during the calendar year for which the Performance Bonus is being determined.

           (c)(ii) For purposes of calendar year 2004, such Performance Bonus shall be an amount equal to: (i) the percentage set forth on the following table which corresponds to the increase in the Company's Adjusted EPS in respect of calendar year 2004 over the Adjusted EPS during calendar year 2003; MULTIPLIED BY (ii) the Executive's Base Salary for calendar year

2004.

          ADJUSTED EPS GROWTH                         % OF SALARY
          -------------------                         -----------
            [LESS THAN] 1%                                 0%
               1--1.999%                                  50%
               2--4.999%                                 100%
               5--9.999%                                 125%
              10--19.999%                                150%
              20--24.999%                                175%
     [GREATER THAN OR EQUAL TO] 25%                      200%

           Thereafter, for subsequent years of the Term, the Compensation Committee of the Board of Directors shall establish the Company's targeted levels of Adjusted EPS growth and corresponding percentage of salary figures during the Company's first fiscal quarter. The Compensation Committee may, but shall have no obligation to, continue using the specific targeted levels of Adjusted EPS growth and corresponding percentage of salary figures set forth above in determining the criteria for Executive's Performance Bonus for such subsequent years; provided, that, the Compensation Committee shall make such determination in a reasonable manner, taking into account the levels of Adjusted EPS growth and corresponding percentage of salary figures set forth above.

           (c)(iii) In the event that the Term ends at any time other than on December 31 of any year, Executive's Performance Bonus in respect of such calendar year shall be prorated. In the case of calendar year 2004, such Performance Bonus shall be an amount equal to: (i) the percentage set forth on the above table that corresponds to the increase in the Company's year-to-date Adjusted EPS (as determined by the then most recently publicly announced earnings per share of the Company) over the Adjusted EPS of the Company during the comparable period in calendar year 2003; MULTIPLIED BY (ii) Executive's Base Salary for calendar year 2004; MULTIPLIED BY (iii) a fraction, the numerator of which shall be the number of full calendar months included in the Term for calendar year 2004 and the denominator of which shall be twelve (12).

           (c)(iv) For all purposes hereof, the term "Adjusted EPS" shall mean the net income per share of the Company's common stock, par value $.001 per share (the "Common Stock"), calculated on a fully-diluted basis as determined by the Company's then current Auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items or as otherwise may be permitted by the Plan, and such determination by the Auditors, absent manifest error, as adjusted by the Compensation Committee, shall be conclusive and binding upon the Company and Executive.

           (d) Additional Compensation. The Compensation Committee of the Board of Directors may, from time to time, award such additional compensation to Executive, in cash or in property and irrespective of the Bonuses set forth in
Section 3(b) or Section 3(c) hereof, as such Committee may determine in its sole discretion to be appropriate based on business criteria established or determined by the Committee, including economic and business conditions affecting the Company, and Executive's personal performance. Such additional compensation may be awarded in accordance with the Plan or as otherwise determined by the Committee.

           (e) Nothing contained herein and no action taken in respect of any Bonus (or otherwise in respect of Sections 3(b), 3(c) or 3(d)) shall create or be construed to create a trust of any kind. All Bonuses under Sections 3(b), 3(c) or 3(d) shall be paid from general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of any Bonus hereunder.

           (f) At his request, the Company shall use its best efforts to procure major medical, hospitalization, dental and disability insurance for the benefit of Executive and life insurance in the amount of $500,000 in favor of such beneficiary or beneficiaries as Executive may from time to time designate, and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect during the Term.

           (g) In addition to his Base Salary and other compensation provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice, which may be in effect from time to time during the Term. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

           (h) Except as explicitly provided herein, no provision hereof is intended, or shall be deemed, to impair or limit Executive's eligibility to receive, or any right he may now or at any time hereafter have to receive, hold or dispose of any Common Stock of the Company or other securities of the Company or to receive, hold or exercise any options, warrants or other rights to acquire any Common Stock or other securities of the Company.

           (i) During the Term, Executive shall not be entitled to additional compensation for serving in any office of the Company (or any subsidiary thereof) to which he is elected or appointed.

           4.  EXPENSE ALLOWANCE.

           (a) The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

           (b) The Company shall provide to Executive a suitable automobile or other vehicle for his exclusive use and the Company shall pay the entire cost thereof, including, without limitation, purchase price or lease payments, insurance premiums, repair charges, and maintenance and operating expenses, or if, in lieu thereof, Executive uses his own automobile or other vehicle, the Company shall grant him a monthly allowance in an amount sufficient to pay all such costs therefor.

           5. LOCATION. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the principal executive office of the Company, which office shall be located throughout the Term at its location on the date hereof, or, if relocated, at a location within a distance of 30 miles from its location on the date hereof, or at such other office or site to which Executive may, in his sole discretion, consent; nor shall he be required to relocate his principal residence to, or otherwise to reside at, any location specified by the Company.

           6. OFFICE. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as Executive may reasonably request.


           7. VACATION. Executive shall be entitled to four weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than eight weeks vacation during any consecutive 12-month period during the Term.

           8. KEY-MAN INSURANCE. The Company shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Company in such amounts as the Company may determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

           9.  CONFIDENTIAL INFORMATION.

               (a) Executive shall, during the Term and for a period of five years thereafter, hold in a fiduciary capacity for the benefit of the Company all confidential or proprietary information relating to or concerned with the Company and its affiliates or their products, prospective products, operations, business and affairs ("Confidential Information"), and he shall not, at any time hereafter, use or disclose any Confidential Information to any Person other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company, and in furtherance of the foregoing Executive agrees that:

           (i) Executive will receive, maintain and hold Confidential Information in strict confidence and will use the same level of care in safeguarding it that he uses with his own confidential material of a similar nature;

           (ii) Executive will take all such steps as may be reasonably necessary to prevent the disclosure of Confidential Information; and

           (iii) Executive will not utilize Confidential Information without first having obtained the Company's written consent to such utilization.

        (b) The commitments set forth in Section 9(a) shall not extend to any portion of Confidential Information that is generally available to the public or that, hereafter, through no act or omission on the part of the Executive, becomes information generally available to the public.

        (c) At any time upon written request by the Company (i) the Confidential Information, including any copies, shall be returned to the Company, and (ii) all documents, drawings, specifications, computer software, and any other material whatsoever in the possession of the Executive that relates to such Confidential Information, including all copies and/or any other form of reproduction and/or description thereof made by Executive shall, at the Company's option, be returned to the Company or destroyed.

        (d) In the event that Executive becomes legally compelled (by deposition, interrogatory, request of documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, Executive shall provide the Company with prompt prior written notice of such requirement so that it may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions hereof, Executive agrees to furnish only such portion of the Confidential Information that is legally required to be furnished as determined by Executive's outside counsel in a written opinion letter.

           10. INTELLECTUAL PROPERTY. Subject to Sections 2870 and 2871 of the California

Labor Code:

           (i) Any idea, invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company.

           (ii) Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined), in order to obtain, maintain and protect the Company's right therein and thereto.

           11.    NO COMPETITION.

           (a) During the Term and thereafter during the period, if any, that he receives all or any portion of the Retirement Benefit (as hereinafter defined), and if his employment terminates because he is discharged by the Company "for cause" pursuant to Section 13 or he voluntarily resigns pursuant to Section 14(c), for a further period of one year thereafter, Executive shall not, directly or indirectly:

                  (i) own, control, manage, operate, participate or invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any business in the United States in which the Company (or any subsidiary thereof) has been engaged in during the Term or the last five years of the Term, whichever is shorter, or is engaged in at the time of termination of Executive's employment hereunder, or

                  (ii) for himself or on behalf of any other Person, employ or engage any Person who at the time shall have been within the preceding 12-month period an employee of the Company (or such subsidiary) or contact any supplier, customer or employee of the Company (or such subsidiary) for the purpose of soliciting or diverting any supplier, customer or employee from the Company (or such subsidiary).

           (b) The provisions of Section 11(a) notwithstanding, Executive may invest his funds in securities of an issuer if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such issuer outstanding.

           (c) Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company.

           12. TERMINATION UPON DEATH OR DISABILITY. Executive's employment hereunder shall terminate immediately upon his death. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 180 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 180th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate.

           13.   TERMINATION FOR CAUSE.


           (a) In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if:

                  (i) Executive is convicted of, or enters a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either Executive fails to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if Executive does perfect such an appeal, his conviction of a felony offense is sustained on appeal; or

                  (ii) the Company's Board of Directors determines, after due inquiry, based on convincing evidence, that Executive has:

                  (A) committed fraud against, or embezzled or misappropriated funds or other assets of, the Company (or any subsidiary thereof);

                  (B) violated, or caused the Company (or any subsidiary thereof) or any officer, employee or other agent thereof, or any other Person to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of the Company or the Company's Board of Directors;

                  (C) willfully, or because of gross or persistent inaction, (a) failed properly to perform his duties hereunder or (b) acted in a manner detrimental to, or adverse to the interests of, the Company; or

                  (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder; and that, in the case of any violation or failure referred to in clause (B), (C) or (D) of this paragraph (ii) of Section 13(a), such violation or failure has caused, or is reasonably likely to cause, the Company to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

           (b) The Company may effect such termination for cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten days prior to the date of termination set forth therein; provided, however, that Executive may avoid such termination if Executive, prior to the date of termination set forth in such notice, cures to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein or otherwise provides the Board of Directors with information reasonably sufficient for the Board to determine that the termination should not be effected.

           (c) In making any determination pursuant to Section 13(a) as to the occurrence of any act or event described in clauses (A) to (D) of paragraph (ii) thereof (each, a "For Cause Event"), each of the following shall constitute convincing evidence of such occurrence:

                  (i) if Executive is made a party to, or target of, any Proceeding arising under or relating to any For Cause Event, Executive's failure to defend against such Proceeding or to answer any complaint filed against him therein, or to deny any claim, charge, averment, or allegation thereof asserting or based upon the occurrence of a For Cause Event;

                  (ii) any judgment, award, order, decree or other adjudication or ruling in any such Proceeding finding or based upon the occurrence of a For Cause Event (that is not reversed or vacated on appeal); or

                  (iii) any settlement or compromise of, or consent decree issued in, any such Proceeding in which Executive expressly admits the occurrence of a For Cause Event;

provided that none of the foregoing shall be dispositive or create an irrebuttable presumption of the occurrence of such For Cause Event; and provided further that the Company's Board of Directors may rely on any other factor or event as convincing evidence of the occurrence of a For Cause Event.

           (d) In determining and assessing the detrimental effect of any For Cause Event on the Company and whether such For Cause Event warrants the termination of Executive's employment hereunder, the Company's Board of Directors shall take the following factors, to the extent applicable and material, into account:

                  (i) whether the Company's Board of Directors directed or authorized Executive to take, or to omit to take, any action involved in such For Cause Event, or approved, consented to or acquiesced in his taking or omitting to take such action;

                  (ii) any award of damages, penalty or other sanction, remedy or relief granted or imposed in any Proceeding based upon or relating to such For Cause Event, and whether such sanction, remedy or relief is sufficient to recompense the Company or any other injured Person, or to prevent or to deter the recurrence of such For Cause Event;

                  (iii) whether any lesser sanction would be appropriate and effective; and


                  (iv) any adverse effect that the loss of Executive's services would have, or be reasonably likely to have, upon the Company.

           14. TERMINATION BY EXECUTIVE. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder:

           (a) if (i) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder, or (ii) as a result of any action or failure to act by the Company, there is a material change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten days prior to the date of termination set forth therein; provided, however, that the Company may avoid such termination if it, prior to the date of termination set forth in such notice, (i) cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein, or (ii) confirms in writing that Executive has no further obligation to perform any of the duties assigned to him by the Company or any other services for the Company, and continues to pay and/or provide Executive with the compensation and benefits set forth in Sections 3 and 4 hereof in accordance with the provisions of this Agreement;

           (b) if a Change of Control (as hereinafter defined) occurs during the Term, by giving the Company notice to such effect at any time within the two-year period thereafter, setting forth the event or circumstance constituting such Change of Control, such termination to be effective upon the date of termination set forth therein (not more than 30 days after the date of such notice) or, if no such date is set forth therein, immediately upon delivery of such notice to the Company; or

           (c) at any time by giving the Company written notice to such effect at least 60 days prior to the date of termination set forth therein, such termination to be irrevocable upon receipt of such notice by the Company. The termination by Executive of his employment hereunder pursuant to Section 14(a) or 14(b) shall not constitute or be deemed to constitute for any purpose a "voluntary resignation" of his employment.

           15. COMPENSATION UPON TERMINATION. Notwithstanding anything contained herein to the contrary:


           (a) Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any compensation or other amounts due to him pursuant to Section 3 (except as otherwise provided in Section 15(b) below) or
Section 4 in respect of his employment prior to the Termination Date.

           (b) If Executive is discharged "for cause" pursuant to Section 13, from and after the Termination Date, the Company shall have no further obligation to Executive hereunder, including, without limitation, any obligation pursuant to Section 17, except for the payment to Executive of any amount required to be made by Section 15(a), provided, however, that payment of any Bonus compensation under Sections 3(b), (c) or (d) shall only be made to the extent it has been earned or awarded with respect to the last full fiscal year immediately preceding the Termination Date, and no Bonus compensation shall be paid with respect to the fiscal year in which the Termination Date occurs.

           (c) If his employment is terminated by Executive pursuant to Section 14(a) or by the Company other than "for cause" pursuant to Section 13, he shall be entitled to receive an amount equal to the product of (i) the sum of (A) his Base Salary in effect on the Termination Date and (B) his 4% Bonus or Performance Bonus, as the case may be, for the most recently completed calendar year prior to the Termination Date, and (ii) a fraction, the numerator of which is the number of full months remaining in the balance of the Term after the Termination Date and the denominator of which is 96.

           (d) If his employment terminates pursuant to Section 14(b) and, if at the time Executive gives the Company the notice of termination referred to therein, the Company has not given to Executive a notice of termination upon his disability pursuant to Section 12 or "for cause" pursuant to Section 13, he shall be entitled to receive, upon the terms and subject to the conditions set forth in Section 16, the Parachute Amount (as hereinafter defined).

           (e) If his employment terminates pursuant to Section 14(c) based on Executive's decision to retire from the Company and Executive is at least sixty seven (67) years old on the Date of Termination, then Executive, in recognition of his unique contributions to the formation and growth of the Company during his tenure as Chairman and Chief Executive Officer, shall receive an annual retirement benefit of $975,000 (the "Retirement Benefit") during the ten (10) year period following the Termination Date. Notwithstanding the foregoing, if Executive should die before the payment of his entire Retirement Benefit, the remaining Retirement Benefit shall be reduced such that Executive's designated beneficiary or estate, as the case may be, shall be entitled to receive in a lump sum the positive difference, if any, between $2,925,000 and any Retirement Benefit already paid by the Company to Executive, and the Company shall have no further obligation to Executive's designated beneficiary or estate, as the case may be, in this regard. The Retirement Benefit shall be paid to Executive in substantially equal installments no less often than monthly, subject to any required tax withholding, except if it is reduced in accordance with the foregoing sentence. Executive agrees, if requested by the Board of Directors, to serve as non-executive Chairman Emeritus of the Company following the Termination Date for so long as may be requested by the Board of Directors.

           (f) If his employment terminates pursuant to Section 12 by reason of his disability or incapacity, Executive shall be entitled to receive a modified retirement benefit (in all instances net of any insurance proceeds received by Executive pursuant to Section 3(f)) equal to (i) seventy (70%) percent of the Retirement Benefit if the disability or incapacity occurs before the Executive has reached the age of sixty five (65), (ii) eighty (80%) percent of the Retirement Benefit if the disability or incapacity occurs before the Executive has reached the age of sixty six (66) or (iii) ninety (90%) percent of the Retirement Period if the disability or incapacity occurs before the Executive has reached the age of sixty seven (67).

            (g) Any amount payable to Executive upon termination of his employment hereunder (with the exception of the Retirement Benefit unless same is reduced due to Executive's death in accordance with subsection (e) above) shall be paid promptly, and in any event within thirty (30) days, after the Termination Date. If Executive shall die prior to Executive's receipt of all payments required under this Agreement, the Company shall pay Executive's designated beneficiary or, if there is no designated beneficiary, his estate all such amounts that would have otherwise been payable to Executive under this Agreement as of the date of his death.

           (h) Except for serving as non-executive Chairman Emeritus as provided in subsection (e) above, Executive shall have no obligation hereunder to seek or to accept any other employment after the Termination Date or otherwise to mitigate the payments required to be made by this Section.

           16.   CHANGE OF CONTROL.


           (a)    For the purposes of this Section 16:


                  (i) The "Act" is the Securities Exchange Act of 1934, as amended.

                  (ii) A "person" includes a "group" within the meaning of
           Section 13(d)(3) of the Act.

                  (iii) "Control" is used herein as defined in Rule 12b-2 under the Act.

                  (iv) "Beneficially owns" and "acquisition" are used herein as defined in Rules 13d-3 and 13d-5, respectively, under the Act.

                  (v) "Non-Affiliated Person" means any person, other than Executive, an employee stock ownership trust of the Company (or any trustee thereof for the benefit of such trust), or any person controlled by Executive, the Company or such a trust.

                  (vi) "Voting Securities" includes Common Stock and any other securities of the Company that ordinarily entitle the holders thereof to vote, together with the holders of Common Stock or as a separate class, with respect to matters submitted to a vote of the holders of Common Stock, but securities of the Company as to which the consent of the holders thereof is required by applicable law or the terms of such securities only with respect to certain specified transactions or other matters, or the holders of which are entitled to vote only upon the occurrence of certain specified events (such as default in the payment of a mandatory dividend on preferred stock or a scheduled installment of principal or interest of any debt security), shall not be Voting Securities.

                  (vii) "Right" means any option, warrant or other right to acquire any Voting Security (other than such a right of conversion or exchange included in a Voting Security).

                  (viii) The "Code" is the Internal Revenue Code of 1986, as amended.

                  (ix) "Base amount," "present value" and "parachute payment" are used herein as defined in Section 280G of the Code.

           (b)    A "Change of Control" occurs when:

                  (i) a Non-Affiliated Person acquires control of the Company;

                  (ii) upon an acquisition of Voting Securities or Rights by a Non- Affiliated Person or any change in the number or voting power of outstanding Voting Securities, such Non-Affiliated Person beneficially owns Voting Securities or Rights entitling such person to cast a number of votes (determined in accordance with Section 16(g)) equal to or greater than 25% of the sum of (A) the number of votes that may be cast by all other holders of outstanding Voting Securities and (B) the number of votes that may be cast by such Non-Affiliated Person (determined in accordance with Section 16(g)); or

                  (iii) upon any change in the membership of the Company's Board of Directors, a majority of the directors are persons who are not nominated or appointed by the Company's Board of Directors as constituted prior to such change.

           (c) The "Parachute Amount" to which Executive shall be entitled pursuant to Section 15(d) shall equal 2.99 times Executive's base amount.

           (d) It is intended that the present value of any payments or benefits to Executive, whether hereunder or otherwise, that are includable in the computation of parachute payments shall not exceed 2.99 times the base amount. Accordingly, if Executive receives any payment or benefit from the Company prior to payment of the Parachute Amount which, when added to the Parachute Amount, would subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Parachute Amount shall be reduced by the least amount necessary to avoid such tax. The Company shall have no obligation hereunder to make any payment or provide any benefit to Executive after the payment of the Parachute Amount which would subject any of such payments or benefits to the excise tax imposed by Section 4999 of the Code.

           (e) Any other provision hereof notwithstanding, Executive may, prior to his receipt of the Parachute Amount pursuant to Section 15(d), waive the payment thereof, or, after his receipt of the Parachute Amount thereunder, treat some or all of such amount as a loan from the Company which Executive shall repay to the Company within 180 days after the receipt thereof, together with interest thereon at the rate provided in Section 7872 of the Code, in either case, by giving the Company notice to such effect.

           (f) Any determination of the base amount, the Parachute Amount, any liability for excise tax under Section 4999 of the Code or other matter required to be made pursuant to this Section 18, shall be made by the Company's regularly-engaged independent certified public accountants, whose determination shall be conclusive and binding upon the Company and Executive; provided that such accountants shall give to Executive, on or before the date on which payment of the Parachute Amount or any later payment or benefit would be made, a notice setting forth in reasonable detail such determination and the basis therefor, and stating expressly that Executive is entitled to rely thereon.

           (g) The number of votes that may be cast by holders of Voting Securities or Rights upon the issuance or grant thereof shall be deemed to be the largest number of votes that may be cast by the holders of such securities or the holders of any other Voting Securities into which such Voting Securities or Rights are convertible or for which they are exchangeable or exercisable, determined as though such Voting Securities or Rights were immediately convertible, exchangeable or exercisable and without regard to any anti-dilution or other adjustments provided for therein.

           17.   OTHER TERMINATION PROVISIONS.


           (a) Upon request by Executive, on the Termination Date or as soon as practicable thereafter, the Company shall assign to Executive, and Executive shall assume, the purchase agreement or lease relating to any automobile or other vehicle that the Company provides for his use on the Termination Date pursuant to Section 4(b) (other than an automobile or other vehicle owned or leased by Executive), if and to the extent assignable under the terms and conditions thereof, and thereafter Executive shall be liable for, and the Company shall be relieved of all liability for, any amount or other obligation required to be paid or performed thereunder in respect of any period commencing after the date of assignment.

           (b) Throughout the 10-year period following the Termination Date, the Company shall indemnify Executive, and hold him harmless from, any loss, damages, liability, obligation or expense that he may suffer or incur in connection with any claim made or Proceeding commenced during such period relating to his service as a director, officer, employee or agent of the Company (or any subsidiary thereof) to the same extent and in same manner as the Company shall be obligated so to indemnify Executive immediately prior to the Termination Date; provided that, if during such 10-year period the Company adopts or assumes any indemnification policy or practice with respect to its directors, officers, employees or agents that is more favorable than that in effect on the Termination Date, Executive shall be entitled to such more favorable indemnification.

           (c) Throughout the 10-year period following the Termination Date, the Company shall maintain for the benefit of Executive directors' and officers' liability insurance (on a "claims made" basis) providing coverage at least as favorable to Executive (including with respect to limits of liability, exclusions, and deductible and retention amounts) as that in effect on the Termination Date.

           (d) If his employment terminates pursuant to Section 14(c) based on Executive's decision to retire from the Company and Executive is at least sixty seven (67) years old on the Date of Termination, then the Company shall maintain for the benefit of Executive major medical, hospitalization, and dental insurance and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect providing coverage at least as favorable to Executive (including with respect to limits of liability, exclusions, and deductible and retention amounts) as that in effect on the Termination Date for the period that Executive receives the Retirement Benefit.

           18. LIMITATION OF AUTHORITY. Except as expressly provided herein, no provision hereof shall be deemed to authorize or empower either party hereto to act on behalf of, obligate or bind the other party hereto.


           19. NOTICES. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

to the Company at:    22619 Pacific Coast Highway, Suite 250
                      Malibu, California 90265
                      Attn: President
                      Fax: (310) 456-7099

with a copy to:       Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP

                      750 Lexington Avenue
                      New York, New York 10022
                      Attn: Geoffrey A. Bass, Esq.
                      Fax: (212) 888-7776


to Executive at:      232 West Stafford Road
                      Thousand Oaks, California 91361
                      Fax:   (805) 495-8069

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

           20. AMENDMENT. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.


           21. WAIVER. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

           22. GOVERNING LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California without regard to principles of choice of law or conflict of laws.


           23. JURISDICTION. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the courts of the State of California and the United States District Court for the Central District of California in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of Los Angeles, State of California, or such District, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) (ii) of Section 19.

           24. REMEDIES. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.


           25. SEVERABILITY. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

           26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.


           27. ASSIGNMENT. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any Person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety. Except as otherwise expressly provided herein or required by law, Executive shall not have any power of anticipation, assignment or alienation of any payments required to be made to him hereunder, and no other Person may acquire any right or interest in any thereof by reason of any purported sale, assignment or other disposition thereof, whether voluntary or involuntary, any claim in a bankruptcy or other insolvency Proceeding against Executive, or any other ruling, judgment, order, writ or decree.

           28. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.


           29. TITLES AND CAPTIONS. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.


           30. GRAMMATICAL CONVENTIONS. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

           31. REFERENCES. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article,

Section or other part hereof.

           32. NO PRESUMPTIONS. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

           33.   CERTAIN DEFINITIONS.  As used herein:


           (a) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

           (b) A "Proceeding" is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

           34. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating hereto, including, without limitation, the Employment Agreement, which shall terminate, notwithstanding any contrary provision thereof, immediately upon the commencement of the Term, except that each party thereto shall (a) remain required to perform any act and to satisfy any obligation or condition that such party is required to perform or satisfy thereunder with respect to any event occurring or circumstance existing during the term thereof (including without limitation the payment or delivery to Executive of any compensation, reimbursable expense or employee benefit or perquisite to which he may be entitled, but which has not yet been paid to him, on account of his employment thereunder) that has not been so performed or satisfied, and (b) retain its right thereunder to assert or to allege any claim or cause of action relating to or based upon, or otherwise to enforce, any provision thereof with respect to any event occurring or circumstance existing during the term thereof.

                 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                            THE COMPANY:

                                            JAKKS PACIFIC, INC.


                                            By: /s/ Stephen G. Berman
                                               ---------------------------------
                                               Stephen G. Berman
                                               President

                                            EXECUTIVE:


                                            /s/ Jack Friedman
                                            ------------------------------------
                                            Jack Friedman